UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2017, Agios Pharmaceuticals, Inc. (the “Company”) entered into a lease (the “Lease”) with UP 64 Sidney Street, LLC (the “Landlord”), pursuant to which the Company will lease approximately 27,100 square feet of office and laboratory space located at 64 Sidney Street, Cambridge, Massachusetts (the “New Premises”). The date on which the Company will become responsible for paying rent under the Lease (the “Rent Commencement Date”) will be the earlier of February 15, 2018 or the date upon which the Company first begins conducting business at the New Premises. The initial term of the Lease will be for a seven-year period commencing on the Rent Commencement Date, unless sooner terminated. The Lease also provides the Company with an option to extend the Lease for two consecutive five-year periods at fair market rent, as defined in the Lease, as well as certain rights with respect to leasing additional space adjacent to the New Premises, as more particularly described in the Lease. The Company’s monthly base rent for the New Premises will start at approximately $181,000 commencing on the Rent Commencement Date and will increase on an annual basis up to a maximum monthly base rent of approximately $216,000.

In connection with the Lease, on November 17, 2017, the Company entered into a Third Amendment to Lease (the “Third Lease Amendment”) with Forest City 88 Sidney Street, LLC (the “Existing Landlord”). The Third Lease Amendment amends certain terms of the Company’s existing lease with the Existing Landlord, dated September 15, 2014 and as amended on November 21, 2014 and July 20, 2015 (the “Existing Lease”), pursuant to which the Company leases office space located at 88 Sidney Street, Cambridge, Massachusetts (the “Existing Premises”). The Third Lease Amendment, which is effective as of November 17, 2017, extends the initial term of the Existing Lease from April 14, 2022 (the “Original Expiration Date”) through the seventh anniversary of the Rent Commencement Date (the “Modified Expiration Date”) so that it is coterminous with the Lease described in the paragraph above. The Company’s extension options under the Existing Lease shall continue to be exercisable as set forth in the Existing Lease. In addition, under the Third Lease Amendment, the monthly base rent for the Existing Premises will increase to approximately $1.1 million on the Original Expiration Date, and will increase each year thereafter up to $1.2 million on the Modified Expiration Date.

The foregoing description is a summary of certain terms of the Lease and the Third Lease Amendment, and, by its nature, is incomplete. It is qualified in its entirety by the text of the Lease and the Third Lease Amendment, copies of which are filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Lease for 64 Sidney Street, dated November 17, 2017, by and between the Company and UP 64 Sidney Street LLC.

10.2	Third Amendment to Lease for 88 Sidney Street, dated November 17, 2017, by and between the Company and Forest City 88 Sidney Street, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: November 22, 2017	By:	/s/ David P. Schenkein
David P. Schenkein, M.D.
President and Chief Executive Officer